SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 7, 2015
ALERIS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-185443 (Commission File Number)	27-1539594 (IRS Employer Identification No.)
25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122
(Address of Principal Executive Offices, including Zip Code)
(216) 910-3400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Various Changes in Mr. Stack’s Compensation Arrangements

Following a review of Mr. Sean M. Stack’s overall executive compensation package, and in connection with Mr. Stack’s promotion to President and Chief Executive Officer, on October 7, 2015, the Compensation Committee of the Board of Directors of Aleris Corporation (the “Company”) authorized the adoption of Mr. Stack’s amended and restated employment agreement (the “Restated Agreement”) by and among the Company, Aleris International, Inc. (“AII”), which agreement reflects the following changes to Mr. Stack’s compensation arrangements and new equity awards under the Company’s 2010 Equity Incentive Plan, as amended (the “Plan”):

•	increased Mr. Stack’s annual base salary by $350,000 from $525,000 to $875,000, with such increase effective as of July 11, 2015 (the “CEO Appointment Date”);

•
increased the target percentage of annual base salary that represents the annual target bonus Mr. Stack is eligible to receive under the Company’s annual bonus plan by 35% from 85% to 120%, with such increase effective as of the CEO Appointment Date;

•	granted Mr. Stack 41,000 restricted stock units (“RSUs”) under the Plan, with 33 1/3% vesting on each of the first three anniversaries of the CEO Appointment Date; and

•
granted Mr. Stack an option award under the Plan (“Options”) to purchase 193,000 shares of the Company’s common stock, with 33 1/3% vesting on each of the first three anniversaries of the CEO Appointment Date. These Options were granted with an exercise price equal to the fair market value of a share of common stock on the date of grant.

Restated Agreement

Mr. Stack’s Restated Agreement provides for automatic one-year renewal terms unless either he or AII provide written notice of its intent not to renew at least 60 days (for Mr. Stack) or 30 days (for AII) prior to the end of the then current term. The Restated Agreement provides for, among other things, annual base salary, annual bonus opportunity and the grant of RSUs and Options, as described above.

Upon a termination without Cause or for Good Reason (each as defined in the Restated Agreement) or due to non-renewal of the employment term by AII, Mr. Stack would receive: accrued benefits; any earned annual bonus for the prior year to the extent not yet paid; a cash severance payment equal to two times the sum of his base salary and annual target bonus (disregarding, for purpose of determining the base salary and annual target bonus, as applicable, any reduction in base salary that occurred after the Restated Agreement’s effective date), payable in substantially equal installments consistent with AII’s payroll practices over a period of 24 months following the date of termination; and continuation of all medical benefits for two years. In the event of a termination of employment by AII without Cause or by Mr. Stack for Good Reason, or by AII due to non-renewal of the employment term, in anticipation of or within twelve months following a Change of Control (as defined in the Plan), Mr. Stack’s cash severance payment will be paid in a cash lump sum within 30 days following the date of termination, to extent permissible without penalty under the applicable tax rules.

Upon a termination by the Company for Cause or by Mr. Stack without Good Reason, Mr. Stack would only receive his accrued benefits. Upon a termination due to Mr. Stack’s death or disability, Mr. Stack (or his estate) would receive: accrued benefits; any earned annual bonus for the prior year to the extent not paid; and a pro-rata bonus determined based on Mr. Stack’s annual target bonus adjusted for the number of days Mr. Stack was employed during the calendar year (disregarding, for purpose of determining the annual target bonus any reduction in base salary that occurred after the Restated Agreement’s effective date).

If Mr. Stack elects to not renew his employment term at the end of the then-outstanding term in accordance with the terms of the Restated Agreement, he would be entitled to receive: accrued benefits; and a pro-rata bonus determined based on the bonus he would have received for that year if termination had not occurred and the number of days that Mr. Stack was employed during the calendar year.

Under the Restated Agreement, Mr. Stack agreed to be bound by certain restrictive covenants, including a confidentiality provision. The Restated Agreement also obligates Mr. Stack to agree to not (i) solicit, hire, or encourage any such person to terminate employment with AII or its affiliates, anyone employed by AII within six months of such hiring date, for a period of two years following his termination; (ii) compete with AII for a period twenty-four months following his termination; and (iii) defame or disparage AII, its affiliates and their respective officers, directors, members and executives.

The foregoing descriptions of Mr. Stack’s Restated Agreement, RSU award and Option award are qualified in their entirety by reference to the full text of the Restated Agreement, effective as of July 11, 2015, by and among AII, the Company (for the limited purposes defined therein) and Mr. Sean Stack, attached as Exhibit 10.1 hereto. The forms of Mr. Stack’s RSU and Option awards are included as Exhibits A and B, respectively, to the Restated Agreement.

Equity Grants to Other Named Executive Officers

Following approval by the Compensation Committee, on October 7, 2015 the Company granted Mr. Eric M. Rychel (the Company’s Executive Vice President, Chief Financial Officer and Treasurer) 6,000 RSUs and 36,000 Options under the Plan and Mr. Roelof IJ. Baan (the Company’s Executive Vice President, Chief Executive Officer, Europe and Asia Pacific) 6,200 RSUs and 72,000 Options under the Plan. Both the RSUs and the Options granted to Messrs. Rychel and Bann are generally scheduled to vest ratably over a three-year period. The Options granted to Messrs. Rychel and Baan were granted with an exercise price equal to the fair market value of a share of common stock on the date of grant.

The foregoing descriptions of Messrs. Rychel’s and Baan’s equity awards are qualified in their entirety, as applicable, by reference to the full text of the Form of Aleris Corporation 2010 Equity Incentive Plan Executive Restricted Stock Unit Agreement and the Form of Aleris Corporation 2010 Equity Incentive Plan Executive Option Agreement (filed as Exhibits 10.5 and 10.4, respectively, to the Company’s Current Report on Form 8-K filed January 22, 2014, and incorporated herein by reference).

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS CORPORATION

Date: October 13, 2015
/s/ I. Timothy Trombetta
By: I. Timothy Trombetta
Its: Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, effective as of July 11, 2015, by and among Aleris Corporation, Aleris International, Inc. and Sean Stack.